Exhibit 99.1

STAAR Surgical to Host Fourth Quarter and Fiscal Year 2024 Earnings Conference Call and Webcast on February 19, 2025

LAKE FOREST, CA, January 13, 2025 --- STAAR Surgical Company (NASDAQ: STAA), the global leader in phakic IOLs with the EVO family of Implantable Collamer® Lenses (EVO ICL™) for vision correction, today announced that it will release financial results for the fourth quarter and fiscal year ended December 27, 2024, on or about Wednesday, February 19 after the market close.

“Our industry-leading EVO ICL technology and market-building initiatives supported our ability to achieve double-digit year-over-year ICL sales growth globally in fiscal 2024, with the exception of China,” said Tom Frinzi, Chair of the Board and CEO of STAAR Surgical. “The pervasive and well-documented economic conditions and lower levels of consumer confidence persist in China. Dynamics during the Chinese New Year in late January is historically a good proxy for consumer confidence and demand. It could be an important indicator this year, especially in light of the recent stimulus, which will further inform our fiscal 2025 outlook. We look forward to providing our 2024 results and 2025 outlook during our upcoming earnings call.”

Event: STAAR Surgical Fourth Quarter and Fiscal Year 2024 Financial Results Webcast
Date: Wednesday, February 19, 2025
Time: 4:30 p.m. ET / 1:30 p.m. PT
Location: https://event.choruscall.com/mediaframe/webcast.html?webcastid=CvWvUh4c

STAAR will host an earnings webcast on Wednesday, February 19 at 4:30 p.m. Eastern / 1:30 p.m. Pacific to discuss its financial results and operational progress. The live webcast, including an option to pre-register, can be accessed using the preceding link or the “Investors” section of the STAAR website at https://investors.staar.com/.

A replay of the webcast will be available on February 19, 2025, at approximately 8:00 p.m. Eastern at the preceding link for at least 90 days.

About STAAR Surgical

STAAR, which has been dedicated solely to ophthalmic surgery for over 40 years, designs, develops, manufactures and markets implantable lenses for the eye. These lenses are intended to provide visual freedom for patients, lessening or eliminating the reliance on glasses or contact lenses. All of these lenses are foldable, which permits the surgeon to insert them through a small incision. STAAR’s lens used in refractive surgery is called an Implantable Collamer® Lens or “ICL,” which includes the EVO ICL™ product line. More than 3,000,000 ICLs have been sold to date and STAAR markets these lenses in over 75 countries. To learn more about the ICL go to: EVOICL.com. Headquartered in Lake Forest, CA, the company operates manufacturing and packaging facilities in Aliso Viejo, CA, Monrovia, CA and Nidau, Switzerland. For more information, please visit the Company’s website at www.staar.com.

Safe Harbor

All statements that are not statements of historical fact are forward-looking statements, including statements about any of the following: any financial projections (including sales), plans, strategies, and objectives of management for 2024 and beyond or prospects for achieving such plans, expectations for sales, revenue, margin, expenses or earnings, and any statements of assumptions underlying any of the foregoing, including those relating to expected or future financial performance. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include risks and uncertainties related to global economic conditions, as well as the factors set forth in the Company’s Annual Report on Form 10-K for the year ended December 29, 2023 under the caption “Risk Factors,” which is on file with the Securities and Exchange Commission and available in the “Investor Information” section of the Company’s website under the heading “SEC Filings.” We disclaim any intention or obligation to update or revise any financial projections or forward-looking statement due to new information or events. These statements are based on expectations and assumptions as of the date of this press release and are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The risks and uncertainties include the following: global economic conditions; the discretion of regulatory agencies to approve or reject existing, new or improved products, or to require additional actions before or after approval, or to take enforcement action; international trade disputes and substantial dependence on demand from Asia; and the willingness of surgeons and patients to adopt a new or improved product and procedure.

We intend to use our website as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included on our website in the ‘Investor Relations’ sections. Accordingly, investors should monitor such portions of our website, in addition to following our press releases, SEC filings and public conference calls and webcasts.

CONTACT: Investors

Brian Moore

Vice President, Investor Relations and Corporate Development

(626) 303-7902, Ext. 3023

bmoore@staar.com